Nephros Announces Second Quarter 2019 Financial Results Conference Call and Record Revenue of Over $1 Million in July

SOUTH ORANGE, NJ, July 30, 2019 – Nephros, Inc. (OTCQB: NEPH), a commercial-stage company that develops and sells high performance water purification products to the medical device and commercial markets, today announced that it will publish its second quarter 2019 financial results on Wednesday, August 7, 2019 and will host a conference call that same day at 4:30 PM ET, during which management will discuss the company’s financial results and provide a general business overview. The company also announced that it has surpassed $1 million revenue in one month for the first time, during the month of July.

“Warmer months correlate with higher levels of water borne pathogens, which can lead to pathogen outbreaks,” said Daron Evans, President and CEO of Nephros. “In July, our outbreak response business and our pathogen prevention business combined to exceed $1 million in total revenue for the first time in the company’s history. We thank our customers and strategic partners, who are aligned with us in the goal of protecting patients from the risk from water borne pathogens.”

Participants may dial into the following number to access the call: 1-866-652-5200. International callers may use +1-412-317-6060. Please ask to be joined into the Nephros conference call. A replay of the call can be accessed until Aug 14, 2019 at 1-877-344-7529 or 1-412-317-0088 for international callers and entering replay access code: 10134030. An audio archive of the call will be available shortly after the call on the Nephros investor relations page at https://www.nephros.com/investor-relations/.

About Nephros, Inc.

Nephros is a commercial stage company that develops and sells high performance water purification products to the medical device and commercial markets. Nephros ultrafilters are primarily used in hospitals and medical clinics for added protection in retaining bacteria (e.g., Legionella, Pseudomonas) and viruses from water, providing barriers that assist in improving infection control in showers, sinks, and ice machines. Additionally, Nephros ultrafilters are used by dialysis centers for assisting in the added removal of endotoxins and other biological contaminants from the water and bicarbonate concentrate supplied to hemodialysis machines and patients.

Nephros filters, including AETHER™ brand filters, improve the taste and odor of water and reduce biofilm, bacteria, and scale build-up in downstream equipment. Nephros and AETHER™ products are used in the health care, food service, hospitality, and convenience store markets.

For more information about Nephros, please visit its website at www.nephros.com.

Forward-Looking Statements

This release contains forward-looking statements that are subject to various risks and uncertainties. Such statements include statements regarding Nephros’s expected revenue for the second quarter ended June 30, 2019, the month ending July 31, 2019, and the fiscal year ending December 31, 2019, its anticipated revenue trends, and other statements that are not historical facts, including statements which may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including changes in business, economic and competitive conditions, and the availability of financing or other capital when needed. These and other risks and uncertainties are detailed in Nephros’s reports filed with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2018. Nephros does not undertake any responsibility to update the forward-looking statements in this release.

Contact:

Investor Relations Contacts:

Kirin Smith, President

PCG Advisory, Inc.

(646) 863-6519

ksmith@pcgadvisory.com

www.pcgadvisory.com

Andy Astor, COO & CFO

Nephros, Inc.

(201) 345-0824

andy@nephros.com

www.nephros.com